Exhibit (a)(1)(E)

Letter to Clients with respect to

Offer to Purchase

All Outstanding Shares of Common Stock

of

Senomyx, Inc.

at

$1.50 Per Share of Common Stock, Net in Cash

Pursuant to the Offer to Purchase dated October 4, 2018

by

Sentry Merger Sub, Inc.

a wholly owned subsidiary of

Firmenich Incorporated

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON NOVEMBER 2, 2018 (ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON NOVEMBER 1, 2018), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

October 4, 2018

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated October 4, 2018 (together with any amendment or supplement thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendment or supplement thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), relating to the offer by Sentry Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Firmenich Incorporated, a Delaware corporation (“Parent”), to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Senomyx, Inc., a Delaware corporation (the “Company”), at a price per Share of $1.50 per Share (such price as it may be amended from time to time in accordance with the Agreement and Plan of Merger, dated as of September 16, 2018 (together with any amendment or supplement thereto, the “Merger Agreement”), the “Offer Price”), net to the seller in cash, without any interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account pursuant to the Offer.

Your attention is directed to the following:

1. The Offer Price is $1.50 per Share, net to the seller in cash, without any interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions contained in the Offer to Purchase and in the accompanying Letter of Transmittal.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Merger Agreement, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

4. After careful consideration, the Company’s board of directors unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (b) agreed that the Merger will be effected under Section 251(h) of the DGCL, (c) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, and (d) resolved to recommend that the stockholders of the Company tender their Shares to Purchaser pursuant to the Offer.

5. The Offer is not subject to any financing condition. The Offer is, however, subject to the satisfaction of the Minimum Condition (as defined in the Offer to Purchase) and the other conditions described in the Offer to Purchase. See Section 13 of the Offer to Purchase — “Conditions to the Offer.”

6. The Offer and withdrawal rights will expire at 12:00 Midnight, Eastern Time, on November 2, 2018 (one minute following 11:59 p.m., Eastern Time, on Thursday, November 1, 2018), unless the Offer is extended or earlier terminated.

7. Any transfer taxes applicable to Purchaser pursuant to the Offer will be paid by Purchaser, subject to Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the attached instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration time of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise expressly specified on the attached instruction form.

Your prompt action is requested. Your instruction form should be forwarded to us in ample time to permit us to tender on your behalf before the expiration time of the Offer.

Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Computershare Trust Company, N.A. (the “Depositary”) of (a) certificates for (or a timely Book-Entry Confirmation with respect to) these Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantee (or, in the case of a book-entry transfer, an Agent’s Message in lieu of the Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal or any other customary document required by the Depositary. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstance will we pay interest on the purchase price of Shares, regardless of any extension of the Offer or any delay in making such payment.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser and Parent by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

Instructions with Respect to the

Offer to Purchase

All Outstanding Shares of Common Stock

of

Senomyx, Inc.

at

$1.50 Per Share of Common Stock, Net in Cash

Pursuant to the Offer to Purchase dated October 4, 2018

by

Sentry Merger Sub, Inc.

a wholly owned subsidiary of

Firmenich Incorporated

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON NOVEMBER 2, 2018 (ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON NOVEMBER 1, 2018), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase, dated October 4, 2018 (together with any amendment or supplement thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendment or supplement thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by Sentry Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Firmenich Incorporated, a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Senomyx, Inc., a Delaware corporation, at a price per Share of $1.50, net to the seller in cash, without any interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated on the reverse (or if no number is indicated on the reverse, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to Computershare Trust Company, N.A., the Depositary for the Offer, will be determined by Purchaser and such determination shall be final and binding.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

Number of Shares to be Tendered:                                               Shares*

Account Number:                                                      Signatures

Capacity**

Dated:

Please Type or Print Name(s) above

Please Type or Print Name(s) above

Address (Include Zip Code)

Area Code and Telephone Number(s)

Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.
**	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

Please return this form to the brokerage firm or other nominee maintaining your account.